UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 28, 2026 (August 25, 2026)

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POOL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware		0-26640	36-3943363
(State or other jurisdiction of		(Commission File Number)	(IRS Employer
incorporation or organization)			Identification No.)

109 Northpark Boulevard,
Covington,	Louisiana		70433-5001
(Address of principal executive offices)			(Zip Code)

(985) 892-5521

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	POOL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2026, subsidiaries of Pool Corporation (the “Company”) entered into Amendment No. 14 to the Receivables Purchase Agreement by and among Superior Commerce LLC, as Seller, SCP Distributors LLC, as the Servicer, the purchasers from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent (as amended, the “Amended Receivables Purchase Agreement”). The Amended Receivables Purchase Agreement amends the Company’s receivable securitization facility principally to extend the facility termination date to August 25, 2028 and increase the maximum facility limit to $400.0 million in the months of March through September. As amended, the facility has a maximum facility limit of $400.0 million ($300 million committed and $100 million uncommitted) in the months of March through September and $300.0 million ($200 million committed and $100 million uncommitted) during the remaining months of the year. Amounts outstanding under the Amended Receivables Purchase Agreement bear interest at one-month Term SOFR plus an applicable margin of 0.75% or 0.85% for committed and uncommitted tranches, respectively.

In the ordinary course of business, the Company and its affiliates have engaged, and may in the future engage, certain parties to the Amended Receivables Purchase Agreement or their affiliates to provide commercial banking, investment banking and other services for which the Company and its affiliates have paid or will pay customary fees or commissions.

The foregoing description of the Amended Receivables Purchase Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Amended Receivables Purchase Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The Amended Receivables Purchase Agreement is included as an exhibit to this Form 8-K to provide information regarding the terms of the Amended Receivables Purchase Agreement and is not intended to provide any other factual or disclosure information about the Company or the other parties thereto. The Amended Receivables Purchase Agreement contains representations, warranties and covenants that the parties thereto made to each other as of specific dates. These representations and warranties may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
10.1

Amendment No. 14 to the Receivables Purchase Agreement, effective August 25, 2026, among Superior Commerce LLC, as Seller, SCP Distributors LLC, as the Servicer, the Purchasers from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent (contains the Receivables Purchase Agreement, as amended through August 25, 2026).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POOL CORPORATION

By:	/s/ Melanie M. Hart
Melanie M. Hart
Senior Vice President and Chief Financial Officer

Dated: August 28, 2026